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                                                                     EXHIBIT  23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-96887, 33-48831 and 33-35810 and Form S-3 No. 333-18629)
pertaining to the Stock Option Plans, Employees' Stock Purchase Plan and the registration of 261,438 shares of Common Stock of Bowne & Co., Inc. and in the related Prospectuses of our report dated December 10, 1996 with respect to the consolidated financial statements and schedule of Bowne & Co., Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended October 31, 1996.

                                                  ERNST & YOUNG LLP

New York, New York
January 27, 1997